UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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Ashland Global Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT DATED JANUARY 18, 2017

TO PROXY STATEMENT DATED DECEMBER 7, 2016

Explanatory Note

This Supplement, dated January 18, 2017, amends and supplements the Proxy Statement of Ashland Global Holdings Inc., dated December 7, 2016 (the “Proxy Statement”), by adding the following information to the section entitled “PROPOSAL ONE – ELECTION OF DIRECTORS FOR A ONE-YEAR TERM—Director Nominees”.  Capitalized terms used but not defined herein have the meanings set forth in the Proxy Statement.  Except as specifically set forth herein, the information in the Proxy Statement remains unchanged.

Supplemental Information Regarding Michael J. Ward, a 2017 Director Nominee

Since January 2003, Mr. Ward has served as Chairman of the Board of Directors of CSX Corporation, where he serves as Chairman of the Executive Committee.  Since January 2016, Mr. Ward has served on the Board of Directors of the PNC Financial Services Group, Inc., where he serves on the Nominating and Governance Committee and Personnel and Compensation Committee.  CSX Corporation and PNC Financial Services Group, Inc. are publicly traded companies.